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                                                              EXHIBIT 10(e)(ii)

                              AMENDMENT NUMBER ONE
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation") has heretofore adopted and maintains the Harris Corporation Retirement Plan, as amended and restated effective June 23, 2000 (the "Plan");

                  WHEREAS, the Corporation, by action of the Investment Committee - Retirement Plans of the Corporation's Board of Directors (the "Committee") has the authority to amend the Plan pursuant to Section 12.1 of the Plan; and

                  WHEREAS, the Corporation by action of the Committee desires to amend the Plan in certain respects, including to provide that those employees whose employment was terminated in connection with the sale of the Enhanced Services Business Unit under the Asset Sale Agreement between Harris Corporation and Teltronics, Inc. (the "Teltronics Sale") are fully vested in their Plan accounts.

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 12.1 of the Plan, the Plan is hereby amended in the following respects effective as of the date hereof unless indicated otherwise below:

         1. The first sentence of Section 1.15 of the Plan is hereby amended to read as follows:

         EMPLOYEE - means an individual who is reported on the payroll records of the Corporation or other Participating Company as an employee unless either (i) the individual's relationship is covered by a collective bargaining agreement that does not provide for such individual's participation in the Plan or (ii) the individual is not a citizen of the United States and works primarily for the Corporation or a Participating Company outside of the United States.



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         2. The second sentence of Section 3.8 is hereby amended to read as follows:

         Rollover contributions may include only (a) cash amounts and participant loan notes that are eligible rollover distributions (as defined in section 402(c)(4) of the Code) transferred directly from a trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or from a qualified annuity plan described in section 403(a) of the Code, and (b) cash amounts equal to eligible rollover distributions paid into the Trust no later than the 60th day following the day on which the individual received the eligible rollover distribution from a trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code or from a conduit individual retirement account or individual retirement annuity within the meaning of section 408 of the Code (provided that no amount in such account or value of such annuity is attributable to a source other than an eligible rollover distribution as defined in section 402(c)(4) of the Code (and any related earnings)).

         3. Appendix C is hereby amended to include "Harris Broadband Wireless Access, Inc. (September 1, 2000)" at the end of the list of Participating Companies.

         4. The Plan is hereby amended to include Appendix E in the form attached hereto effective as of the Closing Date of the Teltronics Sale.



                  APPROVED by the HARRIS CORPORATION INVESTMENT
      COMMITTEE - RETIREMENT PLANS on this 27 day of October, 2000.


                                        Attest:



                                        /s/ J.P. Morrill
                                        ----------------------------------
                                        Secretary


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                                   APPENDIX E
                    ENHANCED SERVICES BUSINESS UNIT EMPLOYEES

Effective as of the Closing Date of the sale of the Enhanced Services Business Unit pursuant to the Asset Sale Agreement between the Corporation and Teltronics, Inc., dated as of June 30, 2000 and later amended (the "Sale"), the Account of each Participant whose employment is terminated in connection with the Sale shall be fully vested.